UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 9, 2010

DICE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 16TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On December 9, 2010, in connection with the previously announced public offering of common stock (the “Common Stock”) of Dice Holdings, Inc. (the “Company”), the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with certain selling stockholders named therein, and Jefferies & Company, Inc., acting on behalf of itself and as the representative of the underwriters named therein. Pursuant to the Underwriting Agreement, at the purchase price per share of $10.26625, the Company will sell 1,075,633 shares of Common Stock to the underwriters and the selling stockholders, including affiliates of General Atlantic LLC and Quadrangle Group LLC and a member of the Company’s board of directors, will sell an aggregate of 12,724,367 shares of Common Stock. The underwriters have exercised their overallotment option in full thereby increasing the number of shares of Common Stock to be sold by General Atlantic LLC and Quadrangle Group LLC by 1.8 million shares. The Underwriting Agreement contains customary representations, covenants and indemnification provisions. The offering of the Company Stock was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, as amended (File No. 333-165483) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), which became effective on May 18, 2010. The terms of the Company Stock are described in the Company’s Prospectus dated May 18, 2010, as supplemented by a final Prospectus Supplement dated December 9, 2010, as filed with the Commission on December 10, 2010. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.

The offering is expected to close on December 15, 2010. The Company intends to use the net proceeds from the issuance of the Company Stock to purchase 1,075,633 shares of common stock of the Company (at a price equal to the price paid for by the underwriters for shares in this offering) held by certain of the Company’s directors and current and former officers, pursuant to the Purchase Agreement (as defined below). The Company will not receive any proceeds from the sale of shares by the selling stockholders, including any proceeds resulting from the underwriters’ exercise of their option to purchase additional shares.

Purchase Agreement

On December 9, 2010, the Company entered into a purchase agreement (the “Purchase Agreement”) with certain of the Company’s directors and current and former officers (the “Management Sellers”). Under the Purchase Agreement, after the closing of the public offering described above, the Company will purchase an aggregate of 1,075,633 shares of Common Stock from such Management Sellers for a price per share of Common Stock equal to the price per share of Common Stock paid by the Underwriters to the Company in the public offering. Of these shares, the Company will purchase 400,000 shares of Common Stock from Scot W. Melland, Chairman, President and Chief Executive Officer of the Company, 100,000 shares of Common Stock from Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer of the Company, 150,000 shares of Common Stock from Thomas Silver, Senior Vice President and Chief Marketing Officer of the Company, 136,792 shares of Common Stock from Constance Melrose, Vice President, Treasury and Managing Director, eFinancialCareers North America, 40,000 shares of Common Stock from Brian P. Campbell, Vice President, Business and Legal Affairs, General Counsel and Secretary of the Company, 40,000 shares of Common Stock from William Wyman, a director of the Company and 208,841 shares of Common Stock from Robert Dumas, former Vice President, Global Business Development of the Company.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 9, 2010, among the Company, certain stockholders named on Schedule A thereto, and Jefferies & Company, Inc., acting on behalf of itself and as representative of the underwriters listed in Schedule B thereto.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date: December 14, 2010	By:	/s/ Michael P. Durney
	Name:	Michael P. Durney
	Title:	Senior Vice President, Finance & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 9, 2010, among the Company, certain stockholders named on Schedule A thereto, and Jefferies & Company, Inc., acting on behalf of itself and as representative of the underwriters listed in Schedule B thereto.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).